NOREAST
CAPITAL CORPORATION

1410 Forest Drive Suite 9 Annapolis, MD 21430
PH 800-268-1038 Fax 877-667-3278

Noreast Capital Corporation (NEC) Program Agreement
For
Ultra Pure Water Technologies, Inc. (UPWT)

Objective: The goal is to establish a "fee per use" vendor program as a partnership between Noreast Capital Corporation (NEC), a nationwide financing and leasing company, and Ultra Pure Water Technologies, Inc. (UPWT). This program is designed to help UPWT quickly acquire a substantial market share in the ice packaging industry, and at the same time, benefit the customer. Below are some of the terms of this program:

Vendor: **Ultra Pure Water Technologies, Inc. 310 E. Gloria Switch Road Lafayette, LA 70507**

Equipment: **"Ice Island" self-contained ice production system**

Lessees: Lessees will for the most part consist of convenience stores and supermarkets but could also include any entity that meets the required amount of annual ice sales.

Credit: NEC shall have the right in its sole discretion, to approve or decline any customer based on an established credit criteria. Factors will include time in business, credit score, bank and trade references, etc…

Process:

- Program Application, customer's ice usage, and an UPWT equipment quotation is submitted to NEC.
- Credit decision will be made within 24 hours and pertinent parties will be notified.
- If approved, lease documents will be sent to the customer, including a Cost Per Use Addendum, which will outline the financing cost per bag and the minimum number of yearly bags to be purchased (a monthly schedule taking seasonality into account will be used when applicable).
- Customer signs and returns documents to NEC along with the $100.00 documentation fee and payment for the first reel of bags.
- Purchase order is sent to UPWT.
- UPWT ships and installs equipment at the customer site. UPWT should have the customer execute the Delivery and Acceptance Agreement (D&A) at this time. If the customer signed the D&A portion of the lease documents this step will not be necessary.
- With an executed D&A, payment for the equipment is sent via ACH to UPWT.

Billing:

- UPWT currently monitors all Ice Island equipment through a custom software application. NEC will be given "view only" access to the portfolio of ice machines financed through the fee per use program.
- NEC will pull the usage numbers on the last day of the month utilizing the information supplied by this software.
- By the 10th of the following month, an invoice will be generated and mailed to the customer.
- If a customer sells less bags of ice than their monthly minimum requires, it will be reflected on their invoice with the corresponding finance charge per bag applied. Any surplus in bags sold will be credited to the account and can be applied to offset future shortages.
- NEC offers net 20 payment terms but with UPWT customers we will include a 10-day grace period, giving them actually 30 days to pay the invoice in full.
- After this 30-day period is up, NEC will retain the financing and tax portion of any payments received and distribute the remainder to UPWT via ACH within 5 days.
- In conjunction with this disbursement, a report will be sent to UPWT illustrating the ACH amount, an aging summary for those accounts entering delinquency, and the remaining number of bags to be purchased to reach the term commitment.
- An Agreement to Reassign Lease and Residual will be executed so at the end of the term ownership of the equipment will revert back to UPWT. At that time, NEC will continue to bill and collect for the monthly bag usage and will retain a present day rate of $.035 per bag for this service. This fee will increase by 3% a year or at the rate of the Consumer Price Index (CPI), whichever is greater.

Operations:

- The standard term of each lease will be five years or the purchase of the number of bags as outlined in the Cost Per Use Addendum, whichever comes first.
- UPWT is responsible for servicing each account at all times during the lease. This includes repairs and upgrades to all equipment. Any calls to NEC regarding service or maintenance of the equipment will be directed to UPWT. At installation, the customer will be given contact information for UPWT's designated service department.
- NEC will be responsible for all billing and collection issues throughout both the term of the lease and any additional renewal period. Any calls to UPWT regarding monthly payment, number of payments remaining, late charges, etc... will be directed to NEC. The contact information for NEC will be included on each invoice.

Pricing:

- See Exhibit A for the Financing Cost Per Bag Worksheet

- Exhibit A is a worksheet that illustrates the financing charge per bag given the credit rating and ice usage for a customer opportunity. It is this portion of the customer's per bag cost, along with the corresponding tax, which will be retained each month by NEC. All other funds collected will be disbursed to UPWT.
- The tax portion of the bag cost will vary in each case according to the cost of the equipment utilized.

Additional Agreements:

- Exhibit B - Remarketing Agreement
- Exhibit C - Agreement to Reassign Lease and Residual

Customer Documents:

- Exhibit D - Lease Application
- Exhibit E - Lease Agreement
- Exhibit F - Cost Per Use Addendum
- Exhibit G - Delivery and Acceptance Agreement
- Exhibit H - Direct Draft Authorization

Miscellaneous: This Program will be reviewed annually for portfolio performance and approval/funding ratios. Noreast Capital Corporation reserves the right to cancel the terms of this program for failing to meet these criteria.

By acceptance of this Program Agreement, Ultra Pure Water Technologies, Inc. agrees to give Noreast Capital Corporation the first right of refusal on all transactions that fit within the program guidelines.

Noreast Capital Corporation

Accepted by: ______________________ ______________ __________
Name Title Date

Ultra Pure Water Technologies, Inc.

Accepted by: ______________________ ______________ __________
Name Title Date

Exhibit A

Financing Cost Per Bag Worksheet

Exhibit B

Remarketing Agreement

This Agreement is effective October 4, 2005, by and between Noreast Capital Corporation, a Maryland corporation ("Lessor") and Ultra Pure Water Technologies, Inc. a Florida corporation ("Vendor").

WHEREAS, Lessor is the owner of certain equipment ("Equipment") described in various personal property lease contracts ("Lease" or "Leases"), which Equipment Vendor sold to Lessor and Lessor leased to various lessees ("Lessee") under the Lease; and

WHEREAS, Lessor is desirous of establishing a procedure whereby Vendor may sell or re-lease the Equipment upon expiration of, early termination of or default by a Lessee under a Lease upon the terms and conditions hereinafter set forth, and Vendor is desirous of entering such arrangement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Vendor hereby agree as follows:

1. Termination Events. In the event (i) any Lessee does not promptly pay, in full when due or declared due, any obligation of any and every kind of nature, heretofore, now or hereafter arising, incurred or owing by such Lessee to Lessor pursuant to any Lease or in the event any Lessee does not promptly, fully and faithfully perform and discharge each and every term, condition, agreement, representation, covenant and undertaking to be performed by such Lessee pursuant to any Lease or (ii) any Lease expires or is earlier terminated (such events hereinafter collectively referred to as a ("Termination Events"), then Lessor shall have the obligations set forth in Section 2 and Vendor shall have the obligations set forth in Section 3.

2. Lessor Duties. Upon the occurrence of a Termination Event, Lessor may provide Vendor with a notice thereof (the "Notice"). The Notice shall identify the Lease under which the Termination Event occurred and the Equipment subject to such Lease. The Notice shall also indicate that Lessor demands that Vendor perform its duties under this Agreement and shall enclose a copy of the applicable Lease.

3. Vendor Duties. Within 30 days upon Vendors receipt of the Notice, Vendor shall:

   (a) promptly repossess and store the Equipment subject to such Lease at Vendors expense;
   (b) repair, service, refurbish and update the Equipment as needed so that the Equipment meets or exceeds the original equipment manufacturer's ("OEM") performance specifications for similar new equipment;
   (c) use its best efforts to obtain firm offers ("Offer") from third parties to purchase or lease the Equipment within 60-days of the Notice (the "Remarketing Period");
   (d) consult with Lessor as to any questions that may arise concerning the Equipment, including warranty claims against the OEM, maintenance, repair, upgrading, storage, claims and Offers;
   (e) obtain Lessor's written consent before prior to incurring costs and expenses hereunder in excess of $500.00;
   (f) in the event Vendor finds a buyer for the Equipment during the Remarketing Period, provide Lessor notice of the Offer, the identity of the buyer and terms of the Offer. Upon receipt of notice of the proposed sale, Lessor shall within 2 days accept or reject such buyer. (Lessor's failure to respond within said two-day period shall be deemed to constitute a rejection). Assuming Lessor accepts a proposed re-sale of the Equipment, Lessor shall enter a lease agreement with the accepted buyer upon mutually agreeable terms. Upon the closing of the lease agreement, Lessor agrees to pay Vendor all costs incurred.
   (g) In the event the Vendor finds a substitute lessee ("Substitute Lessee") for the Equipment during the Remarketing Period, provide Lessor notice of the proposed lease, the identity of the Substitute Lease and

the proposed terms of the Substitute Lease. Upon receipt of such notice, Lessor shall within 2 days accept or reject the Substitute Lessee. (Lessor's failure to respond within such 2-day period shall be deemed to constitute a rejection). Assuming the Lessor accepts the Substitute Lessee, Lessor shall enter a lease agreement with the Substitute Lessee upon mutually agreeable terms (Substitute Lease"). Upon closing of the Substitute Lease, Lessor agrees to pay Vendor any costs incurred in repossession and remarketing. A Substitute Lease shall be deemed to constitute a "Lease" for all purposes of this Agreement;

(h) Not discriminate in favor of or against the Equipment with respect to any other similar equipment owned, leased, managed or being remarketed by Vendor or take any action respecting a Lease or the Equipment whereby Vendor is benefited to the detriment of Lessor;

(i) Not accept any Offer or enter into any agreements based upon an Offer not accepted by Lessor;

(j) Exercise due care to remarket the Equipment to maximize the value of the Equipment; and

(k) Not accept or reject an Offer on behalf of Lessor, act as Lessor's collection agent regarding remarketing proceeds or execute and deliver any documents on behalf of Lessor as agent. In the event Vendor comes into possession of any proceeds from the re-sale or re-lease of the Equipment, Vendor hereby agrees that it shall, promptly turn over such funds to Lessor.

4. Costs of Enforcement. In the event Vendor shall default in the timely payment or the performance of its obligations hereunder Vendor shall pay to Lessor, upon demand, all expenses, fees, costs, charges and reasonable attorney's fees incurred by Lessor to collect from Vendor or to otherwise enforce this Agreement against Vendor.

5. Collateral. Lessor is not required to prosecute collection, seek to enforce, or resort to other remedies against any Lessee or any third party on any Lease or on any security agreement, guaranty, instrument or document heretofore, now or at any time or times hereafter executed by such Lessee or any third party and delivered to Lessor, or to enforce or resort to the Equipment or any security, collateral reserves, credits security interests or liens or any other rights or remedies it may have against any property or interests in property of such Lessee or any third party prior to receipt of or as condition to payment or performance by Vendor hereunder. Lessor shall have no obligation to protect, secure or insure any of the foregoing property or interests in property or any security interest or lien thereon.

6. Defenses. Vendor's liability hereunder shall in no way be impaired, affected, reduced or released by reason of: (a) Lessor's failure or delay to do or take any of the acts, actions or things described in this Agreement, including without limitation, Section 5; or (b) the invalidity or enforceability of any Lease or any guaranty which Lessor may now or at any time or times hereafter have relating to any Lessee's obligations under such Lease, whether arising heretofore, now or hereafter.

7. Warranties. Vendor warrants and represents to Lessor that it is duly authorized to execute and deliver this Agreement, that this Agreement is enforceable against it in accordance with its terms, and that the execution and delivery of this Agreement to Lessor does not violate or constitute a breach of any articles of incorporation, by-laws, agreements, or undertakings of Vendor.

8. Further Assurances. Vendor agrees to do such acts and things, and to execute and deliver documents, including without limitation, financing statements, agreements, documents and instructions, as Lessor may request from time to time to effectuate the provisions of this Agreement.

9. Indemnity. Vendor hereby agrees to indemnify and hold Lessor harmless from and against any loss, cost, expense, liability, damage, claim or judgment suffered or incurred by, or rendered or asserted against Lessor in connection with or arising out of (a) any repossession by Vendor of any Equipment or the storage, maintenance, sale, lease, refurbishing or other disposition or handling thereof, and (b) any negligent, fraudulent or illegal act or omission of Vendor in performing its obligations under this Agreement.

10. No Waiver. No failure on the part of any party hereto to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party of any right, power or remedy hereunder preclude any other or further exercise thereof

or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MARYLAND.

12. Notices. All notices and demands hereunder shall be in writing and telecopied or delivered to any party at its address or telecopy number specified beneath its signature hereto or at such other telecopy number or address as shall be designated by such party in a notice to other parties, and shall be deemed to have been given when transmitted by telecopy, or personally delivered or, in the case of a mailed notice, five (5) days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties; provided, however, that Vendor shall not assign or transfer it rights or obligations hereunder.

14. Sever ability. Each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited. By or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. Merger. This Agreement contains the full, final and exclusive statement of the Agreement between Lessor and Vendor relating to the subject matter hereof and may not be amended, altered or changed except by a written agreement signed by both Lessor and Vendor.

16. Term and Termination. This Agreement will be effective upon execution by both Lessor and Vendor and will continue from such effective date, unless and until terminated by either party by written notice at least thirty (30) days prior to the effective date of such termination, or immediately at the end of the fifteen day (15) day cure period if the other party breaches any obligation under this Agreement and fails to cure such breach within fifteen (15) days of receiving written notice of the breach. Notwithstanding the foregoing, all rights and obligations of the parties with respect to Transactions where Leased Property has been accepted by the Customer will survive the termination or expiration of this Agreement.

17. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN A COURT HAVING SITUS IN ANNE ARUNDEL COUNTY, MARYLAND (THE "CHOSEN COURTS") AND SOLELY IN CONNECTION WITH CLAIMS ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICITON OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 12 OF THIS AGREEMENT

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

Noreast Capital Corporation

Accepted by: ______________________ ______________ __________
Name Title Date

Ultra Pure Water Technologies, Inc.

Accepted by: ______________________ ______________ __________
Name Title Date

Exhibit C

Agreement to Reassign Lease and Residual

Vendor: Ultra Pure Water Technologies, Inc.
Lessee: All Leases per Program Agreement
Equipment: "Ice Island" self-contained ice production system

A. Noreast Capital Corporation ("Noreast") has or shall purchase the above referenced equipment lease ("Lease") and all rights, titles and interests thereunder from the above named Vendor ("Vendor") pursuant to the Program Agreement between Noreast Capital Corporation and Vendor; and

B. Noreast Capital Corporation and Vendor wish to provide for Noreast's reassignment to Vendor of Noreast's residual interest in the leased equipment referenced above ("Equipment") following the expiration of the Lease, provided certain conditions are satisfied, as stated herein below;
NOW, THEREFORE, in consideration of the above recitals and the promises stated below, Noreast and the Vendor, for themselves, their successors and assigns, hereby agree as follows:

1. Following the expiration of the term of the Lease, and provided the Lessee is not then in default under the Lease and has paid Noreast all scheduled lease payments, charges and other sums due to Noreast and has complied with all other obligations, terms and conditions under the Lease, Noreast shall assign the Lease and Noreast's residual interest (if any) in the Equipment to the Vendor for One Dollar ($1.00) consideration.

2. In the event Lessee materially defaults under the Lease at any time (either prior or subsequent to the scheduled termination of the Lease) and Noreast in its sole discretion shall decide that (a) the Equipment should be repossessed, (b) legal action should be undertaken against the Lessee, (c) the Lease receivable should be charged off Noreast's books, and/or (d) a settlement or other amicable resolution should be undertaken with the Lessee, within fourteen (14) days from the date of written notice by Noreast, Vendor shall have the option of (i) taking an assignment of the Lease and Noreast's residual interest (if any) in the Equipment by paying to Noreast a sum equal to the balance of all payments and charges due and to become due by Lessee under the Lease (to be calculated by Noreast), or (ii) canceling this Agreement with respect to the particular defaulted lease and releasing Noreast from its obligations herein. If Vendor fails to advise Noreast of which option it chooses within the time stated, this Agreement shall become null and void with respect to the particular defaulted lease.

3. In the event Vendor elects to take the reassignment contemplated hereby, Vendor shall provide written notice to Noreast. Upon receipt of said written notice and the aforesaid consideration from Vendor, and provided the foresaid conditions have been satisfied, Noreast shall execute and deliver to Vendor an assignment agreement, which shall operate to assign the ease and transfer title to the Equipment to Vendor on an "as is, where is" basis, and without warranties, express or implied.

4. It is understood and agreed that, upon the request of Lessee, Noreast shall have the unilateral right to permit Lessee to buy out of the Lease prior to the scheduled Lease termination (referred to herein as a "mid-term buyout") for an amount equal to the balance remaining of the "Number of Bags Purchased" plus any other costs associated with the transaction. It is further agreed that, in the event the Lessee opts to buy out prior to termination and the same is permitted by Noreast, Noreast shall be entitled to all proceeds there from. Notwithstanding the foregoing, in the event Noreast permits a mid-term buyout, Noreast shall not pass title to the Equipment to the Lessee but instead reassign the same to Vendor following the buyout by the Lessee.

5. Noreast hereby disclaims any representation, warranty (express or implied) or opinion that: (a) Noreast has a legally valid residual interest in the Equipment, and/or (b) Noreast has legal title to the Equipment. Vendor understands and acknowledges the risk that Lessee may now or in the future be deemed to have legal and/or equitable title to the Equipment, and/or Noreast may be deemed to have no legally valid residual interest in same, and if such is the case, Vendor shall be deemed to have no residual interest in the Lease or the Equipment. This disclaimer shall survive any assignment contemplated hereunder, and Vendor hereby knowingly assumes said risks.

6. Noreast shall have no duty either prior or subsequent to any assignment hereunder to repossess the Equipment or undertake to exercise any other right or remedy against Lessee under the terms of the Lease or under law.

7. This Exhibit is hereby incorporated into the Program Agreement, and both documents shall be considered to be one Agreement. To the extent any provision of this Exhibit is directly inconsistent with any provision of the Program Agreement, the provision in this Exhibit shall control. All other terms and conditions set forth in the Program Agreement remain in full force and effect.

8. The parties intend and agree that a carbon copy, photocopy, or facsimile of this document with their signature thereon shall be treated as an original, and shall be deemed to be as binding, valid genuine, and authentic as an original-signature document for all purposes, including all matters of evidence and the "best evidence" rules.

Noreast Capital Corporation

Accepted by: ______________________ ______________ ______________
Name Title Date

Ultra Pure Water Technologies, Inc.

Accepted by: ______________________ ______________ ______________
Name Title Date